UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2007

Digital Lifestyles Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27828	13-3779546
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1872 West Avenue, Suite 102, Crossville, Tennessee		38555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(931) 707-9601

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2007 the Company’s Board of Directors appointed Brad McNeil to serve as a member of its Board of Directors, effectively immediately. Mr. McNeil will serve until his resignation or until his re-election by the Company at the next annual shareholder meeting to be held by the Company.

For the past five years, Mr. McNeil has served, and continues to serve, in various management positions with several consumer product and manufacturing-related companies located in Crossville Tennessee.

Further, as previously disclosed on Form 8-K on September 27, 2007, the Company announced that board members L.E. Smith and Dustin Huffine resigned from the Company’s Board of Directors effective November 1, 2007.

Item 8.01 Other Events.

Effective November 5, 2007 our principal executive office is to be changed from 1872 West Avenue, Suite 102, Crossville, Tennessee 38555 to 649 Sparta Highway, Crossville, Tennessee 38555. Our primary telephone number remains (931) 707-9601.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Lifestyles Group Inc.

November 2, 2007	By:	/s/ Ken Page

Name: Ken Page
Title: Chairman and C.E.O.